SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[ ]	Fee paid previously with preliminary proxy materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

IMPORTANT NOTICE

Enclosed you will find proxy material for Special Meeting of Shareholders for the Franklin Templeton Variable Insurance Products Trust. This Meeting is scheduled to be held on October 30, 2017.

Please review this material carefully and vote. Please note, voting via the internet or by phone will ensure your vote is received prior to the shareholder meeting as proxy cards are not guaranteed to be received in time if sent via mail.

Thank you for your consideration.

IMPORTANT NOTICE

Enclosed you will find proxy material for Special Meeting of Shareholders for the Franklin Templeton Variable Insurance Products Trust. This Meeting is scheduled to be held on October 30, 2017.

Please review this material carefully and vote. Please note, voting via the internet or by phone will ensure your vote is received prior to the shareholder meeting as proxy cards are not guaranteed to be received in time if sent via mail.

Thank you for your consideration.